Exhibit 10.15

[●], 2015

MUSTANG INVESTMENT HOLDINGS L.P.

CEP III CHASE S.À R.L.

and

MULTI PACKAGING SOLUTIONS

INTERNATIONAL LIMITED

SHAREHOLDERS’ AGREEMENT

related to

MULTI PACKAGING SOLUTIONS

INTERNATIONAL LIMITED

EXHIBIT A – Joinder Agreement

THIS AGREEMENT is made on [ ● ] 2015

BETWEEN

(1)	MUSTANG INVESTMENT HOLDINGS L.P., an exempted limited partnership organized under the laws of the Cayman Islands, having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104 (“MDP”);

(2)	CEP III CHASE S.À R.L., a société à responsibilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 2, avenue Charles de Gaulle, 4th floor, L-1653 Luxembourg, Grand-duché de Luxembourg (“Carlyle”); and

(3)	MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED, an exempted company incorporated under the laws of Bermuda on June 19, 2015, registered with the Registrar of Companies in Bermuda under registration number 50386 and having its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the “Company”).

WHEREAS

(A)	The Company is an exempted company incorporated under the laws of Bermuda on June 19, 2015.

(B)	The parties wish to enter into this Agreement to establish certain terms and conditions upon which the Shares will be held and to regulate certain affairs of the Company.

IT IS AGREED THAT

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Affiliate” shall mean (a), with respect to an Investor, (i) any Investment Fund of which that Investor’s (or any group undertaking of that Investor’s) general partner, trustee, nominee, manager or adviser, is a general partner, trustee, nominee, manager or adviser; (ii) any group undertaking of that Investor or of that Investor’s general partner, trustee, nominee, manager or adviser (excluding any portfolio company thereof); (iii) any general partner, trustee, nominee, operator, arranger, manager of or adviser to or in that Investor or of, to or in any Investment Fund referred to in the foregoing subclause (i) or of, to or in any group undertaking referred to in the foregoing subclause (ii) above; or (iv) any Co-Investment Scheme of that Investor (or of any group undertaking of that Investor) or of any person referred to in the foregoing subclauses (i), (ii) or (iii); provided that, for purposes of the foregoing, the term “group undertaking” shall be interpreted in accordance with laws of England and Wales; and (b) with respect to any person other than an Investor, any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;

“Board” means the board of directors of the Company from time to time;

“Business Day” means a day (other than a Saturday or Sunday) on which banks in New York, New York, USA and the City of London, UK are open for ordinary banking business;

“Bye-laws” means the bye-laws of the Company in effect as of the Effective Date and, as amended thereafter from time to time;

“Carlyle” has the meaning given in the Recitals;

“Carlyle Directors” has the meaning given in Clause 3.2;

“Carlyle Shareholders” means Carlyle and any of its Affiliates (other than the Group) that hereafter acquire any Shares;

“Charter” shall mean the Company’s memorandum of association in effect as of the Effective Date and, as amended thereafter from time to time;

“Chesapeake Management Shareholders” means those persons who are party to a Lock-Up Agreement with the Company, together with any transferee of Shares transferred by any such person, which transferee enters into a similar agreement with the Company; provided, that each such person is listed on Schedule 1 attached hereto, which shall be updated from time to time as necessary in connection with any such transfer;

“Co-Investment Scheme” means a scheme under which certain officers, employees or partners of the relevant entity are entitled or required (as individuals or through any other person) directly or indirectly to acquire interests in shares in the Company;

“Common Shares” shall mean the common shares, par value $1.00 per share, of the Company.

“Company” has the meaning given in the Recitals;

“Confidential Information” has the meaning given in Clause 11;

“control” means, as to any person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

“Controlled Company” means a company that is a “controlled company” within the meaning of such term under the New York Stock Exchange rules or the rules of such other national securities exchange on which the Shares are then listed for trading;

“Director” shall mean a member of the Board;

“Disposing Shareholder” has the meaning given in Clause 9.1;

“Effective Date” shall mean the effective date of the Registration Statement relating to the Initial Public Offering;

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of such similar federal statute and the rules and regulations thereunder;

“Group” means the Company and each of its subsidiaries from time to time;

“Group Company” means any member of the Group;

“Independent Director” shall mean an individual who is independent under Rule 10A-3(b) of the Exchange Act and Section 303A.2 of the NYSE Listed Company Manual;

“Investment Fund” means any person, trust, or fund holding shares for investment purposes (other than for an employee);

“Investor Director” has the meaning given in Clause 3.2;

“Investors” means Carlyle, MDP and each of their respective Affiliates (other than the Group) that becomes a party to and bound by the provisions of this Agreement in accordance with Clause 9.4(a), and “an Investor” shall be construed accordingly;

“Initial Public Offering” shall mean the first Public Offering;

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit A hereto.

“Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“MDP” has the meaning given in the Recitals;

“MDP Directors” has the meaning given in Clause 3.2;

“MDP Shareholders” means MDP and any of its Affiliates (other than the Group) that hereafter acquire any Shares;

“Necessary Action” shall mean, with respect to a specified result, all reasonable actions (to the extent such actions are permitted by Law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Shares, (ii) causing the adoption of shareholders’ resolutions and amendments to the constitutional documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result;

“Prior Agreement” means that certain Shareholders’ Agreement related to Chesapeake Finance 2 Limited, dated 14 February 2014;

“Proposed Purchaser” has the meaning given in Clause 9.2;

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus;

“Public Offering” shall mean an underwritten public offering and sale of equity securities of the Company or any of its Subsidiaries for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form), including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering;

“Purchase Offer” has the meaning given in Clause 9.2;

“Registration Statement” shall mean any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-8 or any successor form thereto;

“Representatives” has the meaning given in Clause 11.3;

“SEC” shall mean the U.S. Securities and Exchange Commission;

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute then in effect, and in reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute and the rules and regulations thereunder;

“Share” means any share in the capital of the Company from time to time;

“Shareholder” means any of the Carlyle Shareholders or the MDP Shareholders;

“Tag-Along Securities” has the meaning given in Clause 9.1;

“Tag-Along Shareholders” has the meaning given in Clause 9.1;

“transfer” shall mean any direct or indirect, whether by operation of law or otherwise, transfer, sale, assignment, conveyance or other disposition of all or any portion of a security or any interest or rights therein;

“WKSI” means a well-known seasoned issuer, as defined in the SEC’s Rule 405; and

“Working Hours” has the meaning given in Clause 19.1.

1.2	In this Agreement, unless the context otherwise requires:

(a)	every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after the date of this Agreement;

(b)	references to Clauses and Exhibits are references to clauses of and exhibits to this Agreement;

(c)	references to the singular shall include the plural and vice versa and references to one gender include any other gender;

(d)	references to a “party” means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;

(e)	references to a “person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;

(f)	references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;

(g)	references to “dollars” or “$” are references to the lawful currency from time to time of the United States of America;

(h)	references to times of the day are to New York time unless otherwise stated;

(i)	references to writing shall include any modes of reproducing words in a legible and non-transitory form;

(j)	words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;

(k)	general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation; and

(l)	words and expressions defined in the Charter or Bye-laws and not otherwise defined in this Agreement shall have the same meaning in this Agreement.

1.3	The headings and sub-headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

1.4	References to this Agreement include this Agreement as amended or varied in accordance with its terms.

1.5	All warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one party under this Agreement are, unless otherwise stated, given or entered into severally and not jointly and severally and accordingly the liability of each party in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach.

2.	WARRANTIES

2.1	Each party warrants to each of the other parties as at the date of this Agreement that:

(a)	it has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms;

(b)	this Agreement constitutes (or shall constitute when executed) valid, legal and binding obligations on such party in accordance with its terms;

(c)	the execution and delivery of this Agreement by such party and the performance of and compliance with its terms and provisions will not conflict with or result in a breach of, or constitute a default under, the constitutional documents of such party, any agreement or instrument by which such party is bound, or any Law, order or judgment that applies to or binds such party or any of its property; and

(d)	no consent, action, approval or authorisation of, and no registration, declaration, notification or filing with or to, any competent governmental, administrative or supervisory authority is required to be obtained, or made, by such party to authorise the execution or performance of this Agreement by such party.

3.	BOARD OF DIRECTORS

3.1	Until the Company ceases to be a Controlled Company, the Board shall consist of seven (7) members; provided that, within one (1) year of the Effective Date, the Board shall be expanded to add an additional Independent Director and the Company and the Investors shall take all Necessary Actions within their control to increase the size of the Board to add such additional Independent Director.

3.2	The Company and the Investors shall take all Necessary Actions within their control to cause the Board to consist of Directors designated as follows:

(a)	two (2) individuals designated by the MDP Shareholders (the “MDP Directors”), which MDP Directors initially shall be Thomas S. Souleles and Richard H. Copans (it being understood that the right, if any, to designate the MDP Directors pursuant to this Clause 3.2(a) shall be exercised by MDP or its designee so long as such entity holds Shares); provided, however, that (i) the number of MDP Directors shall be reduced to one (1) Director at such time as the MDP Shareholders in the aggregate hold less than ten percent (10%) of the then-outstanding Shares and (ii) the MDP Shareholders shall have no right to designate any Directors pursuant to this Clause 3.2(a) at such time as the MDP Shareholders in the aggregate hold less than two and one half percent (2.5%) of the then-outstanding Shares;

(b)	two (2) individuals designated by the Carlyle Shareholders (the “Carlyle Directors” and, together with the MDP Directors, the “Investor Directors”), which Carlyle Directors initially shall be Eric Kump and Zeina Bain (it being understood that the right, if any, to designate the Carlyle Directors pursuant to this Clause 3.2(b) shall be exercised by Carlyle or its designee so long as such entity holds Shares); provided, however, that (i) the number of Carlyle Directors shall be reduced to one (1) Director at such time as the Carlyle Shareholders and the Chesapeake Management Shareholders in the aggregate hold less than ten percent (10%) of the then-outstanding Shares and (ii) the Carlyle Shareholders shall have no right to designate any Directors pursuant to this Clause 3.2(b) at such time as the Carlyle Shareholders and the Chesapeake Management Shareholders in the aggregate hold less than two and one half percent (2.5%) of the then-outstanding Shares;

(c)	two (2) individuals nominated by the Board who qualify as Independent Directors, which Outside Directors initially shall be George Bayly and Gary McGann;

(d)	the chief executive officer of the Group, who shall serve as chairman of the Board, and who initially, and for so long as he is the Group’s chief executive officer, shall be Marc Shore;

(e)	following the date on which the Board determines to expand the Board to add an additional Independent Director as contemplated by Clause 3.1, the Board shall be authorised to fill such vacancy in accordance with the Bye-laws with one (1) individual who qualifies as an Independent Director; and

(f)	at such time as the Company ceases to be a Controlled Company, such additional number of Directors as is determined by the Board, which additional Directors shall be nominated and elected as provided in the Bye-laws.

The Company hereby agrees to call an annual general meeting (and when circumstances so require, a special general meeting) of shareholders of the Company and each Investor hereby agrees to vote all Shares owned or held of record by such Investor at any such meeting and at any other annual general or special general meeting of shareholders in favor of, or take all actions by written consent in lieu of any such meeting as may be necessary to cause, the election as Directors of those individuals designated in accordance with this Clause 3.2 and to otherwise effect the intent of this Clause 3.

The Company shall take all Necessary Action within its control to cause the individuals designated in accordance with this Clause 3.2 to be nominated for election to the Board, shall solicit proxies in favor thereof, and at each meeting of the shareholders of the Company at which Directors are to be elected, shall recommend that the shareholders of the Company elect to the Board each such individual nominated for election at such meeting.

3.3	Any person or group of persons entitled to designate a Director may request the removal of such designee by sending a written notice to the Company stating the name of the designee to be removed from the Board and, upon and only upon receipt of such notice by the Company, the Company shall call a special general meeting of stockholders (or seek a written consent of stockholders, if applicable) as promptly as reasonably practicable to consider the removal of such designee, and each Investor hereby agrees to vote, at any annual general or special general meeting, by written consent, or otherwise, all of its Shares and will take all Necessary Actions within such Investor’s control, to effect such removal.

3.4	If at any time any Director ceases to serve on the Board (whether due to death, disability, resignation, removal or otherwise), subject to Clause 3.5, the person or persons that designated or nominated such Director pursuant to Clause 3.2 shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Clause 3.2. Each Investor hereby agrees to vote, at any annual general or special general meeting, by written consent, or otherwise, all of its Shares, and will take all Necessary Actions within such Investor’s control, and the Company will take all Necessary Actions within its control, to cause the designated or nominated successor to be elected to fill such vacancy. In the event that the Carlyle Shareholders or MDP Shareholders, as applicable, do not, pursuant to Clause 3.2, have the right to designate an individual to fill such vacancy, then such vacancy shall be filled as provided in the Bye-laws.

3.5	In the event that an Investor ceases to have the right to designate an individual to serve as a Director pursuant to Clause 3.2, (a) that number of Directors for which such Investor ceases to have the right to designate to serve as a Director shall, if requested in writing by the Board, resign within six (6) months of such request or, if earlier, such time as such Director’s successor is appointed or elected (provided that such Investor shall have the authority to select which such particular Director or Directors will resign) or, in the event the Board makes such a request and any such individual does not resign by such time as is required by the foregoing, each Investor shall thereafter vote, at any annual general or special general meeting, by written consent, or otherwise, all of its Shares, and take all Necessary Actions within its control, to cause the removal of such individual, including voting all Shares in favor of such removal, and (b) the vacancy created by such resignation or removal shall be filled as provided in the Bye-laws.

3.6	Each Investor and the Company agrees and acknowledges that each Investor Director may share confidential, non-public information about the Group with the Investor(s) that designated such Investor Director, and its (their) Affiliates, as he or she thinks fit, subject to applicable Law.

3.7	The Company shall not alter, in any manner adverse to the Investor Directors, any rights to indemnification and exculpation from liabilities currently afforded to Directors pursuant to the Bye-laws or any deed of indemnity, in each case, as in effect as of the Effective Date. If the Company or any of its respective successors or assigns (a) shall consolidate or amalgamate with or merge into any other company or entity and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (b) shall transfer all or substantially all of its properties and assets to any company or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall covenant to afford to each of the Investor Directors such rights to indemnification and exculpation from liabilities. The Company shall continue to maintain in effect directors’ and officers’ liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company’s existing policies as of the Effective Date. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnification and exculpation from liabilities (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Investor or its Affiliates other than the Group (collectively, the “Fund Indemnitors”). The Company hereby (i) agrees that the the Group shall be the indemnitor of first resort (i.e., its obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee shall be secondary) and the obligation of the Group to indemnify and advance expenses to an Indemnitee shall be joint and several, and (ii) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Group shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Group.

3.8	Notwithstanding the foregoing, Clause 3.2 confers upon the Shareholders the right, but not the obligation, to designate Directors, and any Shareholder may, at its option, elect not to exercise any such right to designate a Director or Directors; provided that no election by any Shareholder to refrain from exercising any such right shall in any way affect such Shareholder’s obligations under this Agreement.

3.9	No Investor shall grant any proxy or enter into or agree to be bound by any voting trust with respect to its Shares nor shall any Investor enter into any other agreements or arrangements of any kind with any person with respect to its Shares on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Investors, shareholders of the Company that are not parties to this Agreement or otherwise).

4.	REGISTRATION RIGHTS

4.1	Demand and Piggyback Rights.

(a)

Right to Demand a Non-Shelf Registered Offering. Upon the demand of an Investor at any time and from time to time, the Company shall, as promptly as practicable, file a non-shelf Registration Statement and use its reasonable best efforts to cause such Registration Statement to be promptly declared effective under the Securities Act. A demand by an Investor for anon-shelf Public Offering that will result in the imposition of a lockup on the Company and the other Investors may not be made unless the Common Shares requested to be sold by the demanding Investor in such offering have an aggregate market value (based on the most recent closing price of the Common Shares at the time of the demand on the U.S. securities exchange on which Common Shares of the Company are then so qualified or listed) of at least $50 million or such lesser amount if all Common Shares held by the demanding Investors are requested to be sold.

(b)	Right to Piggyback on a Non-Shelf Registered Offering. If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a registration on Form S-4 or Form S-8 or any successor form to such forms or (ii) a registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement), the Investors may exercise piggyback rights to have included in such offering such number of Common Shares held by them as they may request, subject to the other limitations and restrictions contained in this Clause 4. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c)	Right to Demand and be Included in a Shelf Registration. Upon the demand of an Investor, made at any time and from time to time when the Company is eligible to utilize Form S-3 or any successor form to sell Common Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will shall, as promptly as practicable, file a shelf Registration Statement relating to the offer and sale of all or any portion of the Common Shares held by them from time to time in accordance with the methods of distribution elected by such Investors, and the Company shall use its reasonable best efforts to cause such Registration Statement to be promptly declared effective under the Securities Act. Any shelf registration filed by the Company covering Common Shares (whether pursuant to an Investor demand or at the initiative of the Company) will cover such number of Common Shares requested by each of the Investors. If at the time of such request the Company is a WKSI, such shelf registration would, at the request of such Investors, cover an unspecified number of Common Shares to be sold by the Company and the Investors.

(d)	Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of an Investor made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Common Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), subject to Clause 4.2, the Investors may exercise piggyback rights to have included in such takedown Common Shares held by them that are registered on such shelf. Notwithstanding the foregoing, Investors may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the other Investors unless the Common Shares requested to be sold by the demanding Investors in such takedown are being sold in an underwritten Public Offering and have an aggregate market value (based on the most recent closing price of the Common Shares at the time of the demand on the U.S. securities exchange on which Common Shares of the Company are then so qualified or listed) of at least $50 million or such lesser amount if all Common Shares held by the demanding Investors are requested to be sold.

(e)	Limitations on Demand and Piggyback Rights.

(i)	Notwithstanding anything in this Agreement to the contrary, the Investors will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-4 registration statement or a successor form or a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales or (ii) where the Common Shares are not being sold for cash.

(ii)	The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company; provided that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Clause 4.1(f)(ii) more than once in any 360 day period. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of other non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

(f)	After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make registrations on Form S-3 or any similar or successor short form available for the sale of Common Shares pursuant to a demand by an Investor.

4.2	Notices, Cutbacks and Other Matters.

(a)	Notifications Regarding Registration Statements. In order for an Investor to exercise its right to demand that a registration statement be filed, it must so notify the Company in writing indicating the number of Common Shares sought to be registered and the proposed plan of distribution. Subject to applicable Law, the Company will keep the Investors contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to an Investor demand or otherwise, with respect to which a piggyback opportunity is available. In addition, in connection with any demand registration by an Investor, such Investor shall provide contemporaneous notice to all other Investors of such demand. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b)	Notifications Regarding Registration Piggyback Rights. Any Investor wishing to exercise its piggyback rights with respect to a non-shelf Registration Statement must notify the Company and the other Investors of the number of Common Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than two (2) business days following delivery of notice from the Company or an Investor pursuant to Clause 4.2(a).

(c)	Notifications Regarding Demanded Underwritten Takedowns.

(i)	Promptly upon receipt of a shelf takedown request (but in no event more than two (2) business days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any shelf takedown that is an underwritten Public Offering (an “Underwritten Shelf Takedown”), the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Investor with Common Shares covered by the applicable Registration Statement, or to all other Investors if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any such Underwritten Shelf Takedown such number of Common Shares as each such Potential Takedown Participant may request in writing. Subject to the provisions of Clause 4.2(e), the Company shall include in such Underwritten Shelf Takedown all such Common Shares with respect to which the Company has received written requests for inclusion therein within two (2) business days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) business days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares on their principal trading market on the business day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Clause 4.2(c) shall be determined by the Investors proposing to sell a majority of the Common Shares.

(ii)	Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d)	Plan of Distribution, Underwriters and Counsel. If a majority of the Common Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering provided that such underwriter or underwriters shall be reasonably acceptable to the Investors holding a majority of the Common Shares requested to be included in such Public Offering. Otherwise, the Investors holding a majority of the Common Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Investors (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible.

(e)	Cutbacks. If the managing underwriters advise the Company and the selling Investors that, in their opinion, the number of Common Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Common Shares being offered, such offering will include only the number of Common Shares that the underwriters advise can be sold in such offering.

(i)	In the case of a registered offering upon the demand of one or more Investors, the selling Investors (including those Investors exercising piggyback rights pursuant to Clause 4.1(b) or Clause 4.1(d)) collectively will have first priority and will be subject to cutback pro rata based on the number of Common Shares held by each such selling Investor at the time of the demand (up to the number of Common Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Common Shares initially requested by them to be included in such offering. Except as contemplated by the immediately preceding two sentences, other selling stockholders will be included in an underwritten offering only with the consent of Investors holding a majority of the Common Shares being sold in such offering.

(ii)	In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Investors will have second priority and will be subject to cutback pro rata, based on the number of Common Shares held by each such selling Investor at the time the Company notice is issued (up to the number of Common Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have third priority priority and will be subject to cutback pro rata based on the number of Common Shares initially requested by them to be included in such offering. Except as contemplated by the immediately preceding three sentences, other selling stockholders will be included in an underwritten offering only with the consent of Investors holding a majority of the Common Shares being sold in such offering.

(f)	Withdrawals. Except as provided by Clause 4.2(c), even if Common Shares held by an Investor have been part of a registered underwritten offering, such Investor may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Common Shares being offered for its account.

(g)	Lockups. In connection with any Public Offering of Common Shares, the Company and each Investor will agree (in the case of Investors, with respect to Common Shares respectively held by them), to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them for a period not to exceed 90 days) that are agreed to (a) by the Company, if a majority of the Common Shares being sold in such offering are being sold for its account, or (b) by Investors holding a majority of Common Shares being sold by all Investors, if a majority of the Common Shares being sold in such offering are being sold by Investors, as applicable.

(h)	Expenses. All expenses incurred in connection with any registration statement, registered offering or private placement including Common Shares held by Investors, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of outside counsel for the Investors and, with respect to reasonable expenses customarily paid by issuers or sellers of securities, outside counsel for the underwriters, if any) and of the independent certified public accountants, and the expense of qualifying such Common Shares under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Common Shares sold for the account of an Investor will be borne by such Investor.

4.3	Facilitating Registrations and Offerings.

(a)	General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Common Shares on behalf of Investors, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Common Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Clause 4.3.

(b)	Registration Statements. In connection with each registration statement that is demanded by Investors or as to which piggyback rights otherwise apply, the Company will, among other things:

(i)	(1) prepare and file with the SEC a registration statement covering the applicable Common Shares, (2) file amendments thereto as warranted, (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Investors and as reasonably necessary in order to permit the offer and sale of the such Common Shares in accordance with the applicable plan of distribution;

(ii)	(1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents, without charge, to the selling Investors and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Investors or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Investors or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document, without charge, to counsel for the Investors and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Investors or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii)	cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Common Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)	notify each Investor promptly, and, if requested by such Investor, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 or any successor rule thereto, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)	to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any shelf registration statement (pursuant to Rule 415 under the Securities Act), the Company shall include in such shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Shareholders) in order to ensure that the Investors may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment;

(vi)	furnish to counsel for each underwriter, if any, and for the Investors, without charge, copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vii)	otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(viii)	use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(c)	Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by Investors or as to which piggyback rights otherwise apply, the Company will, among other things:

(i)	cooperate with the selling Investors and the sole underwriter or managing underwriter of an underwritten offering of Common Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Common Shares to be sold and not bearing any restrictive legends; and enable such Common Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Investors or the sole underwriter or managing underwriter of an underwritten offering of Common Shares, if any, may reasonably request at least five days prior to any sale of such Common Shares;

(ii)	furnish to each Investor and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Investor or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Common Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Investor and underwriter in connection with the offering and sale of the Common Shares covered by the prospectus or the preliminary prospectus;

(iii)	(i) use all reasonable efforts to register or qualify the Common Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Investor holding Common Shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Investor to consummate the disposition in each such jurisdiction of such Common Shares owned by such Investor; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;

(iv)	cause all Common Shares being sold to be qualified for inclusion in or listed on The New York Stock Exchange or any other U.S. securities exchange on which Shares of the Company are then so qualified or listed if so requested by the Investors, or if so requested by the underwriter or underwriters of an underwritten offering of Common Shares, if any;

(v)	cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi)	take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(vii)	use all reasonable best efforts to facilitate the distribution and sale of any Common Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Investors or the lead managing underwriter of an underwritten offering; and

(viii)	enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Common Shares and in connection therewith, including:

(1) make such representations and warranties to the selling Investors and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Investor and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Investors and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Investors, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Investors providing for, among other things, the appointment of such representative as agent for the selling Investors for the purpose of soliciting purchases of Common Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d)	Due Diligence. In connection with each registration and offering of Common Shares to be sold by Investors, the Company will, in accordance with customary practice and subject to applicable Law, make available for inspection by representatives of the Investors and underwriters and any counsel or accountant retained by such Investors or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e)	Information from Shareholders. Each Investor that holds Common Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Common Shares by such Investor and the proposed distribution by such Investor of such Common Shares as the Company may from time to time reasonably request in writing.

4.4	Indemnification.

(a)	Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Common Shares held by Investors, the Company will hold harmless Investors and each underwriter of such securities and each other person, if any, who controls any Investor or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which Investors or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Investors and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Investor, underwriter or controlling person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Investor or such underwriter specifically for use in the preparation thereof.

(b)

Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Clause 4.4(a), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Clause 4.4, except to the extent that the indemnifying party loses substantive legal rights by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation, (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party or (iii) includes a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c)

Contribution. If the indemnification required by this Clause 4.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Investors agree that it would not be just and equitable if contribution pursuant to this Clause 4.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Clause 4.4(d). Notwithstanding the provisions of this Clause 4.4(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Clause 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

4.5	Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Investor, make publicly available such information) and it will take such further action as any Investor may reasonably request, so as to enable such Investor to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements.

5.	PROVISION OF INFORMATION

5.1	The Company undertakes to the Investors that, at any time the Company is not subject to, or not in compliance with, the reporting requirements of the Exchange Act, it will ensure that the Investors are promptly given such information and such access to the officers, employees, premises, books and records and external accountants and other advisors of the Group as any Investor may reasonably require, subject to applicable Law.

6.	INDIRECT CHANGES OF CONTROL

6.1	Subject to Clause 6.2:

(a)	Carlyle hereby agrees that it shall at all times be controlled by CEP III Participations SARL SICAR (a société à responsibilitié limitée incorporated and existing in the Grand Duchy of Luxembourg) and/or one or more of its Affiliates; and

(b)	MDP hereby agrees that it shall at all times be controlled by MDCP VI-A Global Investments LP (an exempted limited partnership under the laws of the Cayman Islands) and/or one or more of its Affiliates.

6.2	Each of Carlyle and MDP agrees that it shall not allow (to the extent that it is legally able) any equityholder in Carlyle or MDP (respectively) to transfer any equity interests in such entities in such a manner as would circumvent the intent of the provisions of Clause 9.

7.	FUTURE OPPORTUNITIES

7.1

The parties expressly acknowledge and agree that: (i) the Carlyle Shareholders, the MDP Shareholders, each Carlyle Director who is an director, officer or employee of any Carlyle Shareholder or of an Affiliate of any Carlyle Shareholder (other than the Group), each MDP Director who is an director, officer or employee of any MDP Shareholder or of an Affiliate of any

MDP Shareholder (other than the Group) and each of their respective Affiliates (other than the Group) shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Group, including those deemed to be competing with the Group; and (ii) in the event that any Carlyle Shareholder, any MDP Shareholder, any such Carlyle Director, any such MDP Director or any of their respective Affiliates (other than the Group) acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Group and such Shareholder, Director, Affiliate or any other person, such Shareholder, Director or Affiliate, as applicable, shall have no duty (contractual or otherwise) to communicate or present such opportunity to the Group and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Group or the Company’s shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder, Director or Affiliate, as applicable, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Group unless, in the case of any such person who is a Director, such opportunity is expressly offered to such Director in writing solely in his or her capacity as a Director.

8.	FEES, COSTS AND EXPENSES

8.1	The Company shall, or shall procure that another Group Company shall, reimburse the costs and expenses of each Investor in relation to the preparation, negotiation and completion of this Agreement.

8.2	The Company shall reimburse the Investor Directors, monthly in arrears, in respect of their reasonable out-of-pocket expenses (to the extent permitted by Law) in connection with the performance of their duties as directors of the Company, upon production of appropriate receipts.

8.3	The Company shall, or shall procure that another Group Company shall, reimburse the Investors promptly for the costs and expenses including those incurred for legal or other professional advice incurred by the Investors from time to time in connection with the exercise, preservation and enforcement of their rights under this Agreement.

8.4	The Company shall, or shall procure that another Group Company shall, for as long as either of them holds any Shares, reimburse each of MDP and Carlyle for all reasonable and documented expenses incurred by them in connection with maintaining their existence with their respective jurisdictions of formation, preparing and filing their respective tax returns (including preparing and distributing Schedule K-1s and other similar tax reports and informational documents), and taking such other action as is reasonably necessary to maintain their existence with their respective jurisdictions of formation.

8.5	The Company shall, or shall procure that another Group Company shall, reimburse each of MDP and Carlyle for all expenses required to be reimbursed to either of them pursuant to the Prior Agreement and incurred prior to the Effective Date.

9.	TAG-ALONG RIGHTS

9.1	If an Investor proposes to transfer (each, a “Disposing Shareholder”) (other than transfers permitted pursuant to Clause 9.4 or any transfer to be effected pursuant to a Public Offering or Rule 144 under the Securities Act) any of its Shares or securities convertible into, or exchangeable or exercisable for, Shares (the “Tag-Along Securities”), such Disposing Shareholder shall refrain from effecting such transfer unless, prior to the consummation thereof, the other Investors and the Chesapeake Management Shareholders (the “Tag-Along Shareholders”) shall have been afforded the opportunity to join in such transfer on a pro rata basis, as hereinafter provided.

9.2	Prior to consummation of any proposed transfer of Tag-Along Securities described in Clause 9.1, the Disposing Shareholder(s) shall cause the person or group of persons that proposes to acquire such Shares (the “Proposed Purchaser”) to offer to purchase (the “Purchase Offer”) in writing from each Tag-Along Shareholder a number of Shares equal to the product of (i) the total number of Shares then owned by such Tag-Along Shareholder multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares proposed to be purchased by the Proposed Purchaser from the Disposing Shareholder(s) and the denominator of which is the aggregate number of Shares then held by all Disposing Shareholder(s) (for purposes of this Clause 9.2, all securities convertible into, or exchangeable or exercisable for, Shares shall be deemed to have been so converted, exchanged or exercised, other than any such securities that have an exercise, exchange or conversion price per Share greater than the price per Share to be paid by the Proposed Purchaser). Such purchase shall be made at the same price per Share and on such other terms and conditions as the Proposed Purchaser has offered to purchase the Tag-Along Securities to be sold by the Disposing Shareholder(s). Each Tag-Along Shareholder shall have five (5) Business Days from the date of receipt of the Purchase Offer to accept such Purchase Offer, and the closing of such purchase shall occur simultaneously with the purchase of the Tag-Along Securities from the Disposing Shareholder(s). Unless the Proposed Purchaser agrees to purchase 100% of the Shares then held by all Investors and Chesapeake Management Shareholders, the number of Shares to be sold to the Proposed Purchaser by the Disposing Shareholder(s) and the Tag-Along Shareholder(s) shall be reduced on a pro rata basis consistent with the provisions of this Clause 9.2.

9.3	Any transfer of Shares by a Tag-Along Shareholder to the Proposed Purchaser pursuant to this Clause 9 shall be on the same terms and conditions (including price, time of payment and form of consideration) as the transfer of the Tag-Along Securities by the Disposing Shareholder(s) to the Proposed Purchaser; provided that, in order to be entitled to exercise its tag along right pursuant to this Clause 9, each Tag-Along Shareholder must agree to make to the Proposed Purchaser representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Disposing Shareholder(s) in connection with the relevant transaction and agree to the same conditions to the relevant transaction as the Disposing Shareholder(s) agrees.

9.4	The provisions of this Clause 9 shall not apply to any of the following transfers: (a) any transfer of Shares from an Investor to any of its Affiliates (other than the Group); provided that the transferee in question enters into a Joinder Agreement at the time of or prior to such transfer (which transferee shall have all rights and obligations under this Agreement as if such transferee were named in this Agreement as an Investor); or (b) any transfer of Shares by such Investor to its partners, members, or other equityholders (and any subsequent transfer by any such person that is not an Investment Fund affiliate of such Investor or any transferee of such person that is not an Investment Fund affiliate of such Investor) in the form of a distribution in kind in accordance with the terms of such Investor’s constitutional documents.

9.5	Each Affiliate of any Investor to which Shares are transferred without compliance with Clause 9.1 in reliance on Clause 9.4 shall, and such Investor shall cause such Affiliate to, transfer back to such Investor (or to another Affiliate of such Investor) any Shares it owns if such Affiliate ceases to be an Affiliate of such Investor.

10.	INVESTORS AND AFFILIATES

10.1	The Investors and/or their respective Affiliates (other than the Group) shall have only those duties and responsibilities which are expressly specified in this Agreement, the Bye-laws and none of the Investors, their Affiliates (other than the Group) or any of their respective agents, representatives and professional advisers shall assume or be deemed to have assumed any obligations to, or fiduciary relationship with, any Group Company or any other shareholder other than those expressly specified in this Agreement.

11.	CONFIDENTIALITY AND ANNOUNCEMENTS

11.1	Subject to Clause 11.5, each Investor:

(a)	shall treat as strictly confidential any confidential, non-public information received (i) from an Investor Director designated by or on behalf of such Investor (which information was received by such Investor Director in his or her capacity as such) or (ii) by such Investor pursuant to its information rights under Clause 5.1 (together, the “Confidential Information”); and

(b)	shall not, except with the prior written consent of the Company (which shall not be unreasonably withheld or delayed), make use of (save for the purposes of performing its obligations or enforcing its rights under this Agreement) or disclose to any person (other than its Representatives) any Confidential Information.

11.2	Each party undertakes to the Company and the Investors that it shall only disclose Confidential Information to Representatives where it is reasonably required for the purposes of performing its obligations or enforcing its rights under this Agreement and only where such recipients are informed of the confidential nature of the Confidential Information and the provisions of this Clause 11 and instructed to comply with this Clause 11 as if they were a party to it.

11.3	Each party may for the purposes contemplated by this Agreement disclose Confidential Information to the following persons (“Representatives”) or any of them:

(a)	its professional advisers, auditors, bankers, lenders and insurers, acting as such; and

(b)	its partners, directors, officers and senior employees.

11.4	Each party may disclose Confidential Information to the extent requested or required by Law, any stock exchange or competent governmental or regulatory authority or any order of any court of competent jurisdiction, provided that (to the extent permitted by Law) the party consults with the Company as to the contents of such disclosure and, in any event, discloses only the minimum amount necessary in order to satisfy such requirement.

11.5	Each Investor may disclose Confidential Information relating to the Group to:

(a)	any of their Affiliates;

(b)	their and their Affiliates’ agents, members, finance providers (including potential finance providers), partners, employees, directors and officers;

(c)	any potential purchaser of Shares in, or assets of, any member of the Group, subject to such person having executed a confidentiality undertaking in favour of the Company;

(d)	any potential finance provider, underwriter, sponsor, broker or other professional adviser, for the purposes of facilitating any Public Offering or other sale of Shares;

(e)	any general partner, limited partner or other partner in, or trustee, nominee, custodian or manager of, or adviser to, that Investor or any of its Affiliates;

(f)	any member of the same wholly-owned group of companies as any trustee, nominee, custodian or manager of, or adviser to, that Investor or any of its Affiliates;

(g)	any person, company, trust, limited partnership or fund holding shares for investment purposes which has the same general partner, trustee, nominee, operator, manager or adviser as that Investor or any of its Affiliates or any such fund which is advised, or the assets of which (or some material part thereof) are managed (whether solely or jointly with others), by that Investor or any of its Affiliates;

(h)	any securities exchange or governmental or regulatory body having jurisdiction over any of their Affiliates where requested or required by Law (to the extent that the request or requirement has the force of Law); and

(i)	to any bona fide potential investor in any Investment Fund that is an Affiliate of an Investor, subject to: (x) such potential investor being subject to customary confidentiality obligations in connection with such Confidential Information; and (y) the Confidential Information disclosed being limited to the identity of the parties hereto, the size of the transaction and/or the general performance of the Group and/or the Investors’ investment in the Group.

11.6	Each Investor may disclose Confidential Information relating to the Group to any person on whose behalf it is investing in the Company (or with any of their professional advisers) to the extent necessary to enable such Investor to discharge its duties and obligations owed to any such underlying investor.

12.	ASSIGNMENT

12.1	Neither this Agreement nor any right arising under this Agreement may be assigned by any party hereto except in connection with a transfer of Shares by an Investor to an Affiliate of such Investor (other than the Group) that becomes a party to and bound by the provisions of this Agreement in accordance with Clause 9.4(a). Any attempted assignment in violation of this Clause 12.1 will be null and void. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the respective successors and permitted assigns of the parties hereto. There shall be no third-party beneficiaries to this Agreement other than (i) the persons entitled to indemnification pursuant to Clause 4.4(a) and (ii) Clause 9 shall be for the benefit of, and shall be enforceable by, the Chesapeake Management Shareholders.

13.	TERMINATION

13.1

This Agreement shall terminate and be of no further force and effect if the Initial Public Offering is not consummated or, if the Initial Public Offering is consummated, upon the first to occur of (i) the written agreement of the Company, MDP and Carlyle to terminate this Agreement or (ii) such date as no Investor holds any Shares; provided that (i) such termination shall not release any party of any liability for any breach of this Agreement occurring prior to such termination, (ii) the provisions of this Clause 13, Clause 11 and Clauses 14 through 21 shall survive until the second (2nd) anniversary of the date of such termination and (iii) Clause 3.2 shall terminate (i) with respect to the MDP Shareholders at such time as the MDP Shareholders in the aggregate hold less than two and one half percent (2.5%) of the then-outstanding Shares and (ii) with respect to the

Carlyle Shareholders at such time as the Carlyle Shareholders and the Chesapeake Management Shareholders in the aggregate hold less than two and one half percent (2.5%) of the then-outstanding Shares.

14.	ENTIRE AGREEMENT AND REMEDIES

14.1	This Agreement together with the Charter, Bye-laws and any documents expressed to be entered into in connection with them sets out the entire agreement between the parties relating to the subject matter of this Agreement and, save to the extent expressly set out in this Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto, including, but only to the extent the Initial Public Offering is consummated, the Prior Agreement (subject, for the avoidance of doubt, to Clause 8.5 hereof). This Clause shall not exclude any liability for or remedy in respect of fraudulent misrepresentation.

14.2	In the event of any conflict or inconsistency between the provisions of this Agreement and the Charter or the Bye-laws, the terms of this Agreement shall prevail on all the parties hereto (other than the Company) and the parties shall take all Necessary Actions within their control to procure that the terms of the Charter and the Bye-laws are amended so as to accord with the provisions of this Agreement.

14.3	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law.

14.4	Save as expressly set out in this Agreement, none of the parties shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever at any time, whether before or after the date of this Agreement, and the parties waive any rights of rescission or termination they may have other than as expressly set out in this Agreement.

15.	FURTHER ASSURANCE

The parties shall (and shall procure that their respective designees shall) promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as may reasonably be required from time to time for the purpose of giving full effect to the provisions of this Agreement, the Charter and the Bye-laws.

16.	WAIVER AND VARIATION

16.1	A failure or delay by a party to exercise any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall not constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this Agreement or by Law, whether by conduct or otherwise, shall preclude or restrict the further exercise of that or any other right or remedy.

16.2	A waiver of any right or remedy under this Agreement shall only be effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. A party that waives a right or remedy provided under this Agreement or by Law in relation to another party does not affect its rights in relation to any other party.

16.3	No variation or amendment of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of each Investor and the Company. Unless expressly agreed, no variation or amendment shall constitute a general waiver of any provision of this Agreement, nor shall it affect any rights or obligations under or pursuant to this Agreement which have already accrued up to the date of variation or amendment and the rights and obligations under or pursuant to this Agreement shall remain in full force and effect except and only to the extent that they are varied or amended. Notwithstanding anything to the contrary contained herein, Clause 9 (and any provision of this Agreement to the extent a variance, amendment, waiver or termination of such provision would modify the substance of Clause 9) may not be varied, amended, waived or terminated in a manner that is adverse to the Chesapeake Management Shareholders without the prior written consent of the Chesapeake Management Shareholders who hold at least a majority of the Shares held by all Chesapeake Management Shareholders.

17.	INVALIDITY

Where any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction then such provision shall be deemed to be severed from this Agreement and, if possible, replaced with a lawful provision which, as closely as possible, gives effect to the intention of the parties under this Agreement and, where permissible, that shall not affect or impair the legality, validity or enforceability in that, or any other, jurisdiction of any other provision of this Agreement.

18.	NO PARTNERSHIP OR AGENCY

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party. The Company hereby grants the Investors and their respective Affiliates permission to use the Group’s name and logo in marketing materials.

19.	NOTICES

19.1	Any notice or other communication given under this Agreement or in connection with the matters contemplated herein shall, except where otherwise specifically provided, be in writing in the English language, addressed as provided in Clause 19.2 and served:

(a)	by leaving it at the relevant address in which case it shall be deemed to have been given upon delivery to that address;

(b)	by air courier, in which case it shall be deemed to have been given two Business Days after its delivery to a representative of the courier;

(c)	by pre-paid airmail, in which case it shall be deemed to have been given five Business Days after the date of posting; or

(d)	by e-mail, in which case it shall be deemed to have been given when despatched subject to confirmation of delivery by a delivery receipt,

provided that in the case of sub-Clause (d) above any notice despatched other than between the hours of 9:30 a.m. to 5:30 p.m. on a Business Day (“Working Hours”) shall be deemed given at the start of the next period of Working Hours.

19.2	Notices under this Agreement shall be sent for the attention of the person and to the address or e-mail address, subject to Clause 19.3, as follows:

(a)	for Carlyle:

Name:	CEP III Chase S.à r.l.
For the attention of:	The Directors
Address:	c/o The Carlyle Group, 2, avenue Charles de Gaulle, 4th floor, L-1653 Luxembourg, Grand-duché de Luxembourg
E-mail address:	eric.kump@carlyle.com
zeina.bain@carlyle.com

with a copy to:

Name:	Latham & Watkins (London) LLP
For the attention of:	David Walker
Address:	99 Bishopsgate, London EC2M 3XF
E-mail address:	david.walker@lw.com

(b)	for MDP:

Name:	Mustang Investment Holdings L.P.
For the attention of:	Thomas S. Souleles and Mark B. Tresnowski
Address:	c/o Madison Dearborn Partners, LLC, 3 First National Plaza, Suite 4600, Chicago, IL 60602
E-mail address:	tsouleles@mdcp.com
mtresnowski@mdcp.com

with a copy to:

Name:	Ropes & Gray LLP
For the attention of:	Matthew J. Richards
Address:	191 North Wacker Drive, 32nd Floor, Chicago, IL 60606
E-mail address:	matthew.richards@ropesgray.com

(c)	for the Company:

Name:	Multi Packaging Solutions International Limited
For the attention of:	The Directors
Address:	150 East 52nd Street, 28th Floor, New York, NY 10022

with copies to:

Name:	Ropes & Gray LLP
For the attention of:	Matthew J. Richards
Address:	191 North Wacker Drive, 32nd Floor, Chicago, IL 60606
E-mail address:	matthew.richards@ropesgray.com and:

and to:

Name:	Latham & Watkins (London) LLP
For the attention of:	David Walker
Address:	99 Bishopsgate, London EC2M 3XF
E-mail address:	david.walker@lw.com

(d)	for a shareholder of the Company other than Carlyle and MDP, to the address of such shareholder set forth on such shareholder’s Joinder Agreement.

19.3	Any party to this Agreement may notify the other parties of any change to its address or other details specified in Clause 19.2, provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart shall constitute an original of this Agreement but all the counterparts together shall constitute but one and the same instrument.

21.	GOVERNING LAW AND JURISDICTION

21.1	This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

21.2	Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Clause 19. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Clause 21.1 shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

21.3	The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

21.4	EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT,

OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS CLAUSE 21.4. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS CLAUSE 21.4 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

22.	RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING THE SHARES; NEW ISSUANCES

The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, amalgamation, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the Effective Date.

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

COMPANY

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

By:
Name:
Title:

INVESTORS

MUSTANG INVESTMENT HOLDINGS L.P.

By:	MDP Global Investors II Limited
Its:	General Partner

By:
Name:
Title:

CEP III CHASE S.À R.L.

By:
Name:
Title:

EXHIBIT A

Form of Joinder Agreement

By execution of this signature page, [                    ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Shareholders’ Agreement, dated as of [ ● ], 2015, by and among MUSTANG INVESTMENT HOLDINGS L.P., an exempted limited partnership organized under the laws of the Cayman Islands, CEP III CHASE S.À R.L., a société à responsibilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, and MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED, an exempted company incorporated under the laws of Bermuda, and certain other parties named therein, as amended from time to time thereafter, as a [Carlyle Shareholder] [MDP Shareholder] thereunder.

[NAME]

By:
Name:
Title:

Notice Address:

Date:

Accepted:

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED.

By:
Name:
Title:

SCHEDULE 1

Chesapeake Management Shareholders

(on file with the Company)